As filed with the Securities and Exchange Commission on July 7, 1997
                              Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       -----------------------------------

                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                      ------------------------------------

                        PINNACLE WEST CAPITAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

            Arizona                                            86-0512431
 (State or Other Jurisdiction                               (I.R.S. Employer
of Incorporation or Organization)                          Identification No.)

              400 East Van Buren, Suite 700, Phoenix, Arizona 85004
               (Address of Principal Executive Office) (Zip Code)
                      ------------------------------------

               ARIZONA PUBLIC SERVICE COMPANY DIRECTOR EQUITY PLAN
                              (Full Title of Plan)
                      ------------------------------------

  Michael S. Ash                                     With a copy to:
  400 East Van Buren Street                          Matthew P. Feeney
  Suite 700                                          SNELL & WILMER L.L.P.
  Phoenix, Arizona   85004                           One Arizona Center
                                                     Phoenix, Arizona 85004-0001
  (Name and Address of Agent for Service)

                                 (602) 379-2500
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                   Proposed       Proposed
     Title of                       Maximum        Maximum
   Securities         Amount       Offering       Aggregate        Amount of
       to be           to be       Price Per      Offering      Registration
  Registered(1)     Registered       Share          Price            Fee
--------------------------------------------------------------------------------
Common Stock,      25,000 Shares   $29.9375     $748,437.50       $227.00
 No Par Value

(1) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Company's Common Stock on the Consolidated Tape on June 27, 1997.

================================================================================

                                    Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

                  The following documents have been filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are incorporated herein by reference:

                  1. Annual Report on Form 10-K for the year ended December 31, 1996.

                  2. Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

                  3. The description of the Company's Common Stock included in the Company's Registration Statement on Form 8-B, File No. 1-8962, as filed on July 25, 1985, except for the reference to transfer agents and registrars for the Common Stock contained therein and of the Company's Preferred Share Purchase Rights included in its Registration Statement on Form 8-A, File No. 1-8962, as filed on March 31, 1989, and a Form 8 Amendment thereto as filed on August 29, 1991.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel

                  Not applicable.

Item 6.           Indemnification of Officers and Directors

                  The Arizona Business Corporation Act (the "Act") permits extensive indemnification of present and former directors, officers, employees or agents of an Arizona corporation, whether or not authority for such indemnification is contained in the indemnifying corporation's articles of incorporation or bylaws. Specific authority for indemnification of present and former directors and officers, under certain circumstances, is contained in
Article VII of the Company's Bylaws. Under the Act, in order for a corporation to provide indemnification, a majority of the corporation's disinterested directors, independent legal counsel or shareholders must find that the conduct of the individual to be indemnified was in good faith and that the individual reasonably believed that the conduct was in the corporation's best interests (in the case of conduct in an "official capacity" with the corporation) or that the conduct was at least not opposed to the corporation's best interests (in all other cases). In the case of any criminal proceeding, the finding must be to the effect that the individual had no reasonable cause to believe the conduct was unlawful. Indemnification is permitted with respect to expenses, judgements, fines and amounts paid in settlement by such individuals.

                  Indemnification under the Act is permissive, except in the event of a successful defense, in which case a director, officer, employee or agent must be indemnified against reasonable expenses, including attorneys' fees, incurred in connection with the proceeding. In addition, the Act requires Arizona corporations to indemnify any "outside director" (a director who is not an officer, employee or holder of five percent or more of any class of the corporation's stock) against liability unless (i) the corporation's articles of incorporation limit such indemnification, (ii) the outside director is adjudged liable in a proceeding by or in the right of the corporation or in any other proceeding charging improper personal benefit to the director, or (iii) a court determines, before payment to the outside director, that the director failed to meet the standards of conduct described in the preceding paragraph. A court may also order that an individual be indemnified if the court finds that the individual is fairly and reasonably entitled to indemnification in light of all of the relevant circumstances, whether or not the individual has met the standards of conduct in this and in the preceding paragraph.

                  Insurance is maintained on a regular basis (and not specifically in connection with this offering) against liabilities arising on the part of directors and officers out of their performance in such capacities or arising on the part of the Company out of its foregoing indemnification provisions, subject to certain exclusions and to the policy limits.

Item 7.           Exemption from Registration Claimed

                  Not applicable.

Item 8.           Exhibits

                  Exhibit No.       Description
                  -----------       -----------

                  4.1 Articles of Incorporation, restated as of July 29, 1988, incorporated by reference to
                                    Exhibit 19.1 to the Company's September 1988
                                    Form 10-Q Report, File No 1-8962.

                  4.2 Bylaws, amended as of February 21, 1996, and Rights Agreement, incorporated by reference to Exhibits 3.1 and 4.1, respectively, to the Company's 1995 Form 10-K Report and the Company's 1990 Form 10-K Report, File No. 1-8962.

                  5.1               Opinion of Snell & Wilmer L.L.P.

                  23.1              Consent of Deloitte & Touche LLP.

                  23.2 Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1).

                  24                Power of Attorney (see page 6).

                  99                Arizona  Public  Service  Company   Director
                                    Equity Plan.

Item 9.           Undertakings

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include  any  prospectus  required  by Section
                  10(a)(3) of the Securities Act of 1933 (the "1933 Act");

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

                  (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by the registrant by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, as of July 3, 1997.

                                  PINNACLE WEST CAPITAL CORPORATION

                                  By:      /s/ Richard Snell
                                           ------------------------------------
                                           Richard Snell, Chairman of the Board
                                           and Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby authorizes Richard Snell, William J. Post, and George A. Schreiber, Jr., and each of them, as attorneys-in-fact, to sign his or her name on his or her behalf, individually and in each capacity designated below, and to file any additional amendments, including post-effective amendments to this Registration Statement.

                  Signature                                     Title                               Date
                  ---------                                     -----                               ----

/s/ Richard Snell                              Chairman of the Board and                        July 3, 1997
----------------------------                   Chief Executive Officer
Richard Snell                                  (Principal Executive Officer)

/s/ William J. Post                            President and Director                           July 3, 1997
----------------------------
William J. Post

/s/ George A. Schreiber, Jr.                   Executive Vice President and                     July 3, 1997
----------------------------                   Director (Principal Financial
George A. Schreiber, Jr.                       Officer and Principal
                                               Accounting Officer)

/s/ Pamela Grant                               Director                                         July 3, 1997
----------------------------
Pamela Grant

/s/ Roy A. Herberger, Jr.                      Director                                         July 3, 1997
----------------------------
Roy A. Herberger, Jr.

/s/ Martha O. Hesse                            Director                                         July 3, 1997
----------------------------
Martha O. Hesse

/s/ William S. Jamieson, Jr.                   Director                                         July 3, 1997
----------------------------
William S. Jamieson, Jr.

/s/ John R. Norton, III                        Director                                         July 3, 1997
----------------------------
John R. Norton, III

/s/ Humberto S. Lopez                          Director                                         July 3, 1997
----------------------------
Humberto S. Lopez

/s/ Douglas J. Wall                            Director                                         July 3, 1997
----------------------------
Douglas J. Wall

                                INDEX TO EXHIBITS


                                                                           Page in Sequential Numbering
Exhibit                                                                 System in Manually Signed Original
  No.                           Description                               On Which Exhibits May Be Found
  ---                           -----------                               ------------------------------
4.1             Articles of Incorporation, Restated as              (Incorporated by reference to Exhibit
                of July 29, 1988.                                   19.1 to the Company's September
                                                                    1988 Form 10-Q Report, File No. 1-
                                                                    8962)

4.2             Bylaws, amended as of February 21,                  (Incorporated by reference to Exhibits
                1996, and Rights Agreement.                         3.1 and 4.1, respectively,  to the
                                                                    Company's 1995 Form 10-K Report
                                                                    and the Company's 1990 Form 10-K
                                                                    Report, File No. 1-8962)

5.1             Opinion of Snell & Wilmer L.L.P.

23.1            Consent of Deloitte & Touche LLP.

23.2            Consent of Snell & Wilmer, L.L.P.                   (Included in Exhibit 5.1)

25              Power of Attorney.                                  (see page 6)

99              Arizona Public Service Company
                Director Equity Plan.

                                        8